Exhibit 10.10

Business Direct Credit Application

Agreement and Personal Guarantee

By signing below, I certify that I am authorized to submit this application on behalf of the business named above (“Applicant”) and that all information and documents provided in connection with this application, including federal and state income tax returns (if any), are true, correct and complete. I further certify that this credit request is for my business only, and that all proceeds will be used solely for business or commercial purposes. I authorize Wells Fargo Bank, N.A. (“Bank”) to obtain balance and payoff information on all accounts requiring payoff as a condition to approving this application and to obtain at any time consumer and business reports from and to report credit information to others, including the Internal Revenue Service and state taxing authorities, about me and my business, both in connection with this application as well as any review, extension or renewal of the credit granted pursuant to this application. I agree to notify Bank promptly of any material change in such information. I acknowledge that (i) this application is subject to final approval of the Applicant and its owners, and that (ii) additional information (i.e., financial statements and/or tax returns) may be required in order for Bank to make a final credit decision. A facsimile of my signature, in any capacity, may be used as evidence of the Applicant’s acceptance of these agreements. Note: Except in Arizona, if the business owner is married, a spouse’s signature is not required unless he or she is the co-owner of the business. If the Applicant is a legal entity, all owners must sign below and include their titles and provide information required on the Owner Personal Information Section.

By signing below, I also, in my individual capacity (even though I may place a title or other designation next to my signature), jointly and severally unconditionally guarantee and promise to pay Bank all indebtedness of the Applicant at any time arising under or relating to any credit requested through this application, as well as any extensions, increases or renewals of that indebtedness. As guarantor, I waiver (i) presentment, demand, protest, notice of protest, and notice of non-payment; (ii) any defense arising by reason of any defense of the Applicant or other guarantor; and (iii) the right to require Bank to proceed against the Applicant or any other guarantor, to pursue any remedy in connection with the guaranteed indebtedness, or to notify guarantor of any additional indebtedness incurred by the Applicant, or of any changes in the Applicant’s financial condition. I also authorize Bank, without notice or prior consent, to (i) extend, modify, compromise, accelerate, renew, increase or otherwise change the terms of the guaranteed indebtedness; (ii) proceed against one or more guarantors without proceeding against the Applicant or another guarantor; and (iii) release or substitute any party to the indebtedness or this guaranty. I agree (i) I will pay Bank’s costs and attorney’s fees in enforcing this guaranty; (ii) this guaranty will be governed by South Dakota law; and (iii) this guaranty shall benefit Bank and its successors and assigns; and (iv) an electronic facsimile of my signature, in any capacity, may be used as evidence of my agreement to the terms of this guaranty.

For Wells Fargo Equipment Express, Wells Fargo Business Platinum card, Wells Fargo Business Elite card, SBA Express Term Loan, and Wells Fargo Small Business Advantage Line of Credit applicants only: By signing below, I agree on behalf of the Applicant to be bound by the terms of the Customer Agreement, Wells Fargo Business Lending Confirmation Letter (where applicable) and other written documentation that will be sent to Applicant and to pay Bank’s costs and attorneys’ fees in enforcing the Customer Agreement and other written documentation. I further agree that use of any feature of the foregoing may be used as evidence of the foregoing authorizations, acceptances and agreements.

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For Wells Fargo Business Elite Card accounts: This Guaranty will not apply to accounts that are subject to Corporate Liability or Joint and Several Liability.

Optional Credit Protection Program. Defers payments and stops interest and fees if you are unable to work due to a major event as described in the Terms and Conditions for the Credit Protection program. The Credit Protection program as a temporary deferment program only. It is not a waiver or cancellation of any amounts due on your credit account(s). You agree to pay the monthly Credit Protection fees ($.035/$100 of average daily balance) as charged based on the average daily balance for the Primary Account and all Linked Accounts. If Credit Protection fees are not paid each month, fees will become part of the account balance and interest will accrue. In order to be eligible for deferment, you must have met the eligibility requirements, have made one or more monthly payments, and have been charged at least one Credit Protection monthly fee before the deferment is requested and approved. The number of months of deferment cannot exceed the maximum deferment period or the number of months paid into the Credit Protection program. Once you have enrolled, you will receive a complete Terms and Conditions for the Credit Protection program. Please read it and keep for future reference.

Telephone Monitoring and Contacting You: From time to time Bank may record telephone calls regarding your Account to assure the quality of our service. You agree, in order for Bank to service the Account or to collect any amounts you may owe, that we may from time to time make calls and send messages to you, using prerecorded artificial voice messages and/or through the use of a dialing device, at any telephone number associated with your account including mobile telephone numbers that could result in charges to you. You also expressly consent to Bank sending email messages regarding your Account to your email address.

New Account Identification Requirements: To help the government fight the funding of terrorism and money laundering activities, U.S. Federal law requires financial institutions to obtain, verity, and record information that identifies each person (individuals and businesses) who opens an account. What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Business: Business Legacy, Inc.

Owner/Guarantor: John D. Pollock

Date: 2/25/11

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